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Exhibit 10.19

CONSULTING & SERVICES AGREEMENT

        THIS CONSULTING & SERVICES AGREEMENT ("Agreement") is made and entered into as of this 1st day of January, 2005, by and between Imagenetix, Inc. at 16935 W. Bernardo Drive, No. 101, San Diego, CA., 92127 ("IAGX" or the "Company") and Business Partners Operations, LLC at 14 Red Tail Drive, Highlands Ranch, CO 80126 ("Consultant").

        WHEREAS, IAGX is desirous of obtaining certain advice and consulting in its areas of business; and

        WHEREAS, Consultant has experience and expertise in providing such services, and is desirous of assisting IAGX with respect thereto, pursuant to the terms and conditions of this Agreement;

        THEREFORE, in consideration of these recitals and the covenants set forth in this Agreement herein, IAGX and Consultant agree as follows:

1.
ENGAGEMENT OF CONSULTANT AND DESCRIPTION OF SERVICES.

1.1
Engagement of Consultant and Consultant's Acceptance of Engagement.    IAGX hereby agrees to engage Consultant for the purposes, and on the terms and conditions set forth herein, and Consultant accepts the engagement by IAGX and agrees, on and subject to the terms and conditions set forth in this Agreement to provide such services as requested by IAGX from time to time during the term hereof, including without limitation the following:

(a)
Advice and consulting with respect to the capitalization, financial structure, and ongoing funding strategy of IAGX, and to introduce IAGX to professionals including broker dealers for future funding opportunities;

(b)
Advice and consulting with respect to the public image of IAGX including the media, investor, and public relations strategy, and to introduce IAGX to professionals who can assist IAGX in these areas;

(c)
Introduce IAGX to acquisition opportunities, advise and consulting with respect to acquisitions to be pursued by IAGX, and assist in the negotiation of those acquisitions;

(d)
Advice and consulting with respect to spinouts of products or divisions by IAGX and assist in the structuring of those entities;

(e)
Advice and consulting with respect to markets and strategies to pursue for product sales for IAGX.

1.2
Performance of Duties.    Consultant shall devote its commercially reasonable best efforts and such amount of time to the performance of consulting services pursuant to this Agreement as is reasonably necessary, including without limitation, the provision, at its sole cost and expense, of an adequate number of competent personnel ("Personnel") sufficient to properly perform the services. All Personnel shall be employees or independent contractors of Consultant and subject to the personnel policies and rates of compensation of Consultant. Consultant shall pay all wages, salaries and fringe benefits of Personnel and shall pay all taxes and assessments, including, without limitation, Social Security taxes, unemployment insurance and worker's compensation insurance levied or required by any Federal, state or local government relating to the employment of Personnel.

1.3
Independent Contractor.    IAGX and Consultant each expressly disclaim any intent to form a partnership, association or any other entity, or to become joint ventures in the operation of any business, including without limitation IAGX by virtue of the execution of this Agreement. The Consultant's engagement under this Agreement is as an independent contractor, and not as an employee, officer or other agent of IAGX, and Consultant agrees not to represent or hold itself out as such. Neither IAGX nor the Consultant shall have the authority to bind the other to any agreement without the express written consent, in each such instance, of the party to be bound.

2.
CONSULTANT'S COMPENSATION.

2.1
Monthly Compensation.    In consideration of Consultant's performance of the consulting services described in this Agreement, IAGX shall compensate Consultant a total of $7,500 per month with payments due and payable at the end of each month beginning with the first payment due on January 31st, 2005.

2.2
Expense Reimbursement.    IAGX shall reimburse Consultant for all reasonable expenses incurred by Consultant including postage, phone, copies, hotel, transportation, and meals incurred on behalf of IAGX. Monthly travel expenses in excess of $1,000 shall be pre-approved by IAGX. IAGX shall reimburse Consultant within 15 calendar days of the submission of expenses.

3.
TERM AND TERMINATION.

3.1
Term.    The term of this Agreement shall commence on January 1st, 2005 and continue monthly thereafter.

3.2
Termination.    Either party may terminate this Agreement by providing a 30 day written notice to the other party.

4.
MISCELLANEOUS

4.1
Information:    The Client recognizes and confirms that Consultant will use and rely primarily on information available from generally-recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and Consultant does not assume responsibility for the accuracy or completeness of the information. Client will take all reasonable steps to establish that the information to be furnished by the Client, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Consultant agrees that any information received by the Consultant in furtherance of the Consultant's obligations in accordance with this Agreement, which concerns the person, financial, or other affairs of the Company, and which is identified as confidential information by the Client, will be treated by the Consultant in full confidence and will not be revealed to any other persons, firms or organizations.

4.2
Assignment.    The covenants and agreements contained in this Agreement shall inure to the benefit of and be binding upon the parties and their respective legal successors and assigns.

4.3
Conflicts of Interest.    The Consultant, by virtue of this Agreement, shall not be prevented or barred from rendering services of the same or similar nature or of any other nature whatsoever for or on behalf of any other client.

4.4
Indemnification.    The Client agrees to indemnify and hold harmless the Consultant and each and every officer, director, controlling person, and employee of the Consultant against any losses, claims, damages, liabilities, and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or such officer, director, controlling person, or employee may become subject to with respect to the Client provided that the Consultant has complied with paragraph 4.1 referred to herein.

4.5.
Notices.    All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand-delivery, certified or registered mail, return receipt requested; fax, or air courier to the parties set forth below. Such notices shall be deemed given at the time personally delivered, if delivered by hand or by courier; at the time received if sent certified or registered mail; when receipt acknowledged by fax equipment.

If to IAGX:	Imagenetix, Inc. 16935 W. Bernardo Drive, No. 101 San Diego, CA 92127 Fax # (858) 674-8460
If to Consultant:	Business Partners Operations, LLC 14 Red Tail Drive Highlands Ranch, CO 80126 Fax # (303)-713-1803
4.6.
Severability.    All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

4.7.
Waiver.    The waiver by either party hereto of the breach of any term of this Agreement by the other party hereto shall not be deemed a waiver of any subsequent breach of the same or any other term of this Agreement, nor shall any custom, practice, or course of dealing arising among the parties hereto be construed as a waiver or diminution of the right of any party hereto to insist upon the strict performance by any other party hereto of the terms of this Agreement.

4.8.
Amendment.    This Agreement shall not be amended, altered, or modified except by an instrument in writing duly executed by all parties hereto.

4.9
Governing Law.    This Agreement, the rights and obligations hereunder, and any claims or disputes relating hereto, shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, without regard to the conflict of laws principles thereof. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Douglas County, State of Colorado. No provision of this Agreement shall be applied or construed in a manner inconsistent with applicable state or federal laws or regulations.

4.10
Entire Agreement.    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters.

4.11
Counterparts.    This agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers or representatives, as of the date first above written.

/s/ BILL SPENCER Bill Spencer, President Imagenetix, Inc.
/s/ GARY J. MCADAM Gary J. McAdam, General Manager Business Partners Operations, LLC

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CONSULTING & SERVICES AGREEMENT